UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2020

Akcea Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38137	47-2608175
(Commission File No.)	(IRS Employer Identification No.)

22 Boston Wharf Road

9th Floor

Boston, MA 02210

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (617) 207-0202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	AKCA	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Akcea Therapeutics, Inc., a Delaware corporation (the “Company”), on August 30, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ionis Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and Parent’s wholly owned subsidiary, Avalanche Merger Sub, Inc., a Delaware corporation (“Purchaser”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on September 14, 2020, Purchaser commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (other than Shares held by the Company, Parent, Purchaser or other direct or indirect wholly owned subsidiaries of Parent) at a price of $18.15 per Share, net to the seller in cash, without interest, and subject to any applicable withholding of taxes (the “Offer Price”).

At one minute after 11:59 p.m., Eastern Time, on October 9, 2020, the Offer expired. American Stock Transfer & Trust Company, LLC, in its capacity as depository for the Offer (the “Depository”), advised that, as of the expiration of the Offer, a total of 21,201,937 Shares (excluding (i) Shares beneficially owned and tendered by Excluded Holders (as defined below) and (ii) Shares with respect to which Notices of Guaranteed Delivery were delivered) were tendered and not validly withdrawn pursuant to the Offer, representing approximately 85.5% of the Shares outstanding as of the expiration of the Offer, excluding the Shares beneficially owned by Parent, its affiliates (other than the Company and its subsidiaries), their respective directors and executive officers, and Damien McDevitt (collectively, the “Excluded Holders”). In addition, the Depository advised that Notices of Guaranteed Delivery have been delivered with respect to 919,068 additional Shares, representing approximately 3.7% of the Shares outstanding as of the expiration of the Offer, excluding the Shares beneficially owned by the Excluded Holders. Each condition to the Offer was satisfied or waived, and Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn.

On October 12, 2020, following consummation of the Offer, Purchaser merged with and into the Company (the “Merger”), with the Company as the surviving corporation (the “Surviving Corporation”). The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of the Company’s stockholders required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares held by the Company, Parent, Purchaser, any wholly owned subsidiary of Parent or Purchaser, or by stockholders of the Company who have perfected their statutory rights of appraisal under the DGCL) was converted into the right to receive $18.15 in cash, without any interest thereon and subject to any withholding of taxes.

In addition, at the Effective Time, each option to purchase Company common stock with an exercise price lower than the Offer Price and each Company restricted stock unit, in each case whether or not vested, was cancelled and converted into the right to receive the Offer Price (less any applicable exercise price in the case of options) for each Share subject to such award, pursuant to the terms set forth in the Merger Agreement. Each option to purchase Company common stock with an exercise price greater than or equal to the Offer Price was cancelled with no consideration payable.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on August 31, 2020 and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company (i) notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) halt trading in the Shares following market close on the evening of October 9, 2020, and suspend trading of the Shares effective as of the morning of October 13, 2020, prior to market open, and (y) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Items 1.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

Upon the Effective Time, the Company became a wholly owned subsidiary of Parent. The information contained in Items 1.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers .

In connection with the Merger, at the Effective Time, each of the directors of the Company (Damien McDevitt, Ph.D.; B. Lynne Parshall, J.D.; Elaine Hochberg; Joseph Klein, III; Amber Salzman, Ph.D.; Sandford D. Smith; Michael J. Yang; and Barbara Yanni, J.D.) resigned as directors of the Company.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors and officers of Purchaser as of immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. Brett Monia assumed the roles of director and President of the Surviving Corporation, Elizabeth L. Hougen assumed the roles of director and Treasurer of the Surviving Corporation and Melissa Yoon, assumed the role of Secretary of the Surviving Corporation.

Information about Mr. Monia, Ms. Hougen and Ms. Yoon is contained in the Offer to Purchase, dated September 14, 2020, filed by Parent and Purchaser as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on September 14, 2020, which information is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s amended and restated certificate of incorporation was amended and restated in its entirety as set forth on Annex II to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”), and the Company’s amended and restated bylaws were amended and restated to read in their entirety as the bylaws of Purchaser immediately prior to the Effective Time (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

2.1	Agreement and Plan of Merger, among Akcea Therapeutics, Inc., Ionis Pharmaceuticals, Inc. and Avalanche Merger Sub, Inc., dated as of August 30, 2020 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 31, 2020)
3.1	Amended and Restated Certificate of Incorporation of the Company (filed herewith)
3.2	Amended and Restated Bylaws of the Company (filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Akcea Therapeutics, Inc.

Dated: October 13, 2020	By:	/s/ Elizabeth L. Hougen
	Name:	Elizabeth L. Hougen
	Title:	Treasurer and Director